CUSIP NO. 784849101                     13D                  Page 13 of 27 pages


                                    EXHIBIT 1



                             VIA TECHNOLOGIES, INC.

         The following table sets forth the name, position and present principal occupation of each of the executive officers and directors of VIA. Each such person is a Taiwanese citizen, and the business address of each such person is 8F, No. 553 Chung-Cheng Road, Hsing-Tien, Taipei, Taiwan except for Jonathan Chang who is a United States citizen and whose business address is 1045 Mission Court, Fremont, California 94539.

                  Name                                Position                      Present Principal Occupation
-------------------------------------  ---------------------------------------  ------------------------------------------
Cher Wang                                  Chairperson                          Chairperson, VIA Technologies, Inc.
Wen-Chi Chen                               President, Chief Executive           President and Chief Executive
                                             Officer and Director                 Officer, VIA Technologies, Inc.
Tzumu Lin                                  Vice President-Engineering           Vice President-Engineering, VIA Technologies, Inc.
                                             and Director
Jonathan Chang                             Director - Operations                Director - Operations, VIA Technologies, Inc.



                                  VIABASE, INC.

         The following table sets forth the name, position and present principal occupation of each of the executive officers and directors of VIABASE. Each such person is a Taiwanese citizen, and the business address of each such person is 8F, No. 553 Chung-Cheng Road, Hsing-Tien, Taipei, Taiwan.

                  Name                                  Position                    Present Principal Occupation
-------------------------------------  ---------------------------------------  ------------------------------------
Cher Wang                                  President, Chief Executive           Chairperson, VIA Technologies, Inc.
                                             Officer and Director
Wen-Chi Wen                                Vice President and Director          President and Chief Executive Officer,
                                                                                  VIA Technologies, Inc.



                                TIMTECH CO., LTD.

         Timothy Chen, the President of Timtech, is the sole director and executive officer of Timtech. He is a United States citizen and is presently employed at VIA Technologies, Inc. in a non-officer capacity, and his business address is 1045 Mission Court, Fremont, California 94539.